EXHIBIT77H

Columbia Funds Series Trust I - Annual N-SAR report for the fiscal-year ending 03/31/13

Columbia Active Portfolios - Select Large Cap Growth Fund
Columbia Pacific/Asia Fund
Columbia Select Large Cap Growth Fund
(each a "Fund", collectively the "Funds")
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N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Pacific Asia Fund
As of March 31, 2013
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Name of Person                            Ownership % of Series
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JPMCB NA Cust for Col Capital Allocation  29.29%
Moderate Aggressive Portfolio
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As of October 1, 2012
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Name of Person                            Ownership % of Series
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Changes in Control Persons
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                                                    Date/Description of
                                                    Transaction(s) Became
                                                    a, or Ceased to be,
Name of Person         Ownership % of Series        Control Person
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